Exhibit 10.11

STOCK PURCHASE AGREEMENT

STOCK PURCHASE AGREEMENT (this “Agreement”), dated as of May 26, 2009, by and between Shermen WSC Acquisition Corp. (“Buyer” or “Shermen”) and the signatory on the execution page hereof (“Seller”).

WHEREAS, Shermen was organized for the purpose of effecting a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business;

WHEREAS, Shermen consummated an initial public offering on May 30, 2007 (the “IPO”) that, in conjunction with certain other transactions, resulted in approximately $138 million being placed in a trust account pending the consummation of a Business Combination, or the dissolution and liquidation of Shermen, in the event it is unable to consummate a Business Combination by May 30, 2009;

WHEREAS, Shermen has agreed to purchase certain businesses from ED&F Man Holdings Limited (together with its affiliates, “ED&F”) and certain of its affiliates pursuant to a Transaction Agreement dated as of November 25, 2008, and amended and restated as of May 1, 2009 (such purchase, the “Business Combination”);

WHEREAS, the approval of the Business Combination is contingent upon, among other things, the affirmative vote of a majority of shares of Shermen’s common stock (“Common Stock”), par value $.0001 per share, (a) voted by the holders of Common Stock issued in the IPO (“Public Stockholders”) present and entitled to vote at the meeting of Shermen’s stockholders to be held on May 26, 2009 (as such meeting may be adjourned or postponed, the “Stockholders Meeting”) and (b) outstanding as of the record date for the Stockholders Meeting;

WHEREAS, pursuant to certain provisions in Shermen’s amended and restated certificate of incorporation, a Public Stockholder may, if such Public Stockholder affirmatively votes against the Business Combination, elect that Shermen convert such Public Stockholder’s shares of Common Stock into cash (“Conversion Rights”);

WHEREAS, the Business Combination is conditioned upon the exercise of Conversion Rights by holders of less than 40% of Common Stock issued in the IPO;

WHEREAS, Seller is the legal and beneficial owner of the number of shares of Common Stock set forth on the execution page of this Agreement (the “Shares”) and Seller (a) owned the Shares as of the close business on May 7, 2009 (the “Record Date”), (b) has the sole and exclusive right to vote the Shares at the Stockholders Meeting and (c) has the sole and exclusive right to exercise the conversion rights attached to the Shares at the Stockholders Meeting; and

WHEREAS, Seller desires to sell to Buyer and Buyer, subject to the terms and conditions set forth herein, desires to purchase from Seller the Shares for the purchase price per share set forth thereon (the “Purchase Price Per Share”) and for the aggregate purchase price (the “Aggregate Purchase Price”) set forth thereon.

NOW, THEREFORE, in consideration of the promises and the mutual covenants and obligations hereinafter set forth, the parties hereto hereby agree as follows:

1. Purchase and Sale. Subject to the terms and conditions set forth herein and subject to the consummation of the Business Combination, Seller hereby agrees to sell to Buyer, and Buyer hereby agrees to purchase from Seller, at the Closing (as defined below), the Shares at the Purchase Price Per Share, for the Aggregate Purchase Price (as such terms are defined below).

2. Covenants of Seller. Seller hereby agrees and covenants as follows:

2.1. Seller shall vote any and all of its Shares in favor of the Business Combination and all other proposals brought by Shermen at the Stockholders Meeting.

2.2. Because the Record Date to vote on the proposals set forth in the definitive proxy statement filed by Shermen with the U.S. Securities and Exchange Commission (the “Proxy Statement”) on May 14, 2009 has passed, Buyer would not be entitled to vote the Shares at the Stockholders Meeting contemplated by the Proxy Statement. Accordingly, solely with respect to the vote for the Business Combination and the other proposals set forth in the Proxy Statement, the Seller hereby irrevocably appoints Francis P. Jenkins, Jr. and Francis P. Jenkins, III and each of them each with full power of substitution, as his proxy and attorney-in-fact, to the full extent of Seller’s rights with respect to the Shares (and any and all other shares or securities or rights issued or issuable in respect thereof) to vote in such manner as each such person or his substitute shall in his sole discretion deem proper, and to otherwise act (including without limitation acting by written consent) with respect to all the Shares at any meeting of stockholders (whether annual or special and whether or not an adjourned meeting) of Shermen held prior to May 31, 2009. Except as set forth below, this proxy is coupled with an interest and is irrevocable, execution by Seller of this Agreement shall revoke, without further action, all prior proxies granted by the Seller at any time with respect to the Shares (and such other shares or other securities) and no subsequent proxies will be given by the Seller (and if given will be deemed not to be effective). Alternatively, at the direction of Buyer, Seller will direct the financial institution through which the Shares are held, to vote the Shares “For” at the Stockholders Meeting or any postponement or adjournment thereof.

2.3. Attached hereto as Annex A is a true and correct copy of the voting information form with respect to the Shares held by Seller indicating the financial institution through which the Shares are held and the control number regarding the voting of the Shares (the “Control Number”), or written confirmation of such information as would appear on the voting information form. Seller agrees that Buyer may use the Control Number to vote the Shares pursuant to Section 2.2 above.

3. Closing.

3.1. The closing of the purchase and sale of the Shares (the “Closing”) will be conditioned on the consummation of the Business Combination and will occur on the date of the closing of the Business Combination (such date, the “Closing Date”). For purposes of clarity, and notwithstanding anything in this Agreement to the contrary, in the event the closing of the Business Combination does not occur by May 30, 2009, this Agreement shall be null and void, ab initio, and no party hereto shall have any rights or obligations under this Agreement.

3.2. It shall be a condition to the obligation of Buyer on the one hand and the Seller on the other hand, to consummate the transfer of the Shares contemplated hereunder that the other party’s representations and warranties contained herein are true and correct on the Closing Date with the same effect as though made on such date, unless waived in writing by the party to whom such representations and warranties are made.

3.3. At or before the Closing, Seller shall deliver or cause to be delivered to Buyer appropriate instructions for book entry transfer of ownership of the Shares from Seller to Buyer via the Depository Trust Company.

3.4. At or before the Closing, Buyer shall deliver or cause to be delivered to Seller payment, by wire transfer of immediately available funds or through the settlement of a trade of the Shares through the facilities of the Depository Trust Company, the Aggregate Purchase Price.

3.5. Buyer hereby covenants and agrees that following the Closing it shall comply with all filing obligations, if any, under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with respect to the purchase of the Shares hereunder.

4. Representations and Warranties of Seller.

4.1. Seller hereby represents to Buyer on the date hereof and on the Closing Date that:

(a) Sophisticated Seller. Seller is sophisticated in financial matters and is able to evaluate the risks and benefits attendant to the sale of the Shares to Buyer.

(b) Independent Investigation. Except for the representations contained in this Agreement, Seller, in making the decision to sell the Shares to Buyer, has not relied upon any oral or written representations or assurances from Shermen, ED&F, Buyer, or any of their officers, directors or employees or any other representatives or agents of Buyer, ED&F or Shermen. Seller has had access to and reviewed all of the filings made by Shermen with the SEC, pursuant to the Exchange Act and the Securities Act of 1933 (the “Securities Act”), in each case to the extent available publicly accessible via the SEC’s Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

(c) Authority. This Agreement has been validly authorized, executed and delivered by Seller and, assuming the due authorization, execution and delivery thereof by Buyer, is a valid and binding agreement enforceable in accordance with its terms, subject to the general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors’ rights generally. The execution, delivery and performance of this Agreement by Seller does not and will not conflict with, violate or cause a breach of, constitute a default under, or result in a violation of (i) any agreement, contract or instrument to which Seller is a party which would prevent Seller from performing its obligations hereunder or (ii) any law, statute, rule or regulation to which Seller is subject. Seller is or will be as of each of the Record Date, the date hereof, and the date of Closing the beneficial owner of the Shares, has the sole and exclusive right to vote the Shares at the Stockholders Meeting, and has the sole and exclusive right to exercise the conversion rights attached to the Shares at the Stockholders Meeting.

(d) Consents. No consent, approval, order or authorization of, or registration, qualification, or filing, with any governmental authority or any other person is required on the part of Seller in connection with the execution, delivery and performance of this Agreement, except such governmental filings as shall have been made prior to or on the Closing Date.

(e) Free and Clear of Encumbrances. Seller is the beneficial owner of the Shares and will transfer to Buyer on the Closing Date good marketable title to the Shares free and clear of any liens, claims, security interests, options, charges or any other encumbrance whatsoever.

(f) Number of Shares. Seller beneficially owned all of the Shares subject to this Agreement as of the Record Date and has the sole right to exercise Conversion Rights with respect to all of such Shares.

(g) No Additional Agreements. Other than this Agreement, Seller is not Party to any Agreement to sell, otherwise transfer, or vote any of the Shares.

(h) No Legal Advice from Buyer. Seller acknowledges that it has had the opportunity to review this Agreement and the transactions contemplated by this Agreement with Seller’s own legal counsel and investment and tax advisors. Except for the representations in this Agreement, Seller is relying solely on such counsel and advisors and not on any statements or representations of Buyer or any of its representatives or agents for legal, tax or investment advice with respect to this Agreement or the transactions contemplated by this Agreement.

5. Representations and Warranties of Buyer.

5.1. Buyer hereby represents to Seller on the date hereof and on the Closing Date that:

(a) Organization and Authority. The Buyer is a corporation duly incorporated, validly existing and in good standing in the jurisdiction of its incorporation. Buyer has the requisite corporate power and authority to execute, deliver and carry out the terms of this Agreement and to consummate the transactions contemplated hereby.

(b) Governmental Approvals. All consents, approvals, orders, authorizations, registrations, qualifications, designations, declarations or filings with any governmental or other authority on the part of Buyer required in connection with the consummation of the transactions contemplated in the Agreement have been or shall have been obtained prior to and be effective as of the Closing.

(c) Sophisticated Buyer. Buyer is sophisticated in financial matters and is able to evaluate the risks and benefits attendant to the sale of the Shares by Seller.

(d) Independent Investigation. Except for the representations in this Agreement, Buyer, in making the decision to purchase the Shares from Seller, has not relied upon any oral or written representations or assurances from Seller or any of its officers, directors, partners or employees or any other representatives or agents of Seller. Buyer has had access to all of the filings made by Shermen with the SEC pursuant to the Exchange Act and the Securities Act, in each case to the extent available publicly accessible via EDGAR.

(e) Authority. This Agreement has been validly authorized, executed and delivered by Buyer and, assuming the due authorization, execution and delivery thereof by Seller, is a valid and binding agreement enforceable in accordance with its terms, subject to the general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors’ rights generally. The execution, delivery and performance of this Agreement by Buyer does not and will not conflict with, violate or cause a breach of, constitute a default under, or result in a violation of (i) any agreement, contract or instrument to which Buyer is a party which would prevent Buyer from performing its obligations hereunder or (ii) any law, statute, rule or regulation to which Buyer is subject or (iii) Buyer’s certificate of incorporation, bylaws and other organizational and constituent documents.

(f) No Legal Advice from Seller. Buyer acknowledges that it has had the opportunity to review this Agreement and the transactions contemplated by this Agreement with Buyer’s own legal counsel and investment and tax advisors. Buyer is relying solely on such counsel and advisors and not on any statements or representations of Seller or any of its representatives or agents for legal, tax or investment advice with respect to this Agreement or the transactions contemplated by this Agreement.

(g) No Brokers. No broker, investment banker, financial advisor, finder or other person has been retained by or is authorized to act on behalf of the Buyer and will be entitled to any fee or commission for which the Seller will be liable in connection with the execution of this Agreement or the consummation of the stock purchase contemplated hereby.

6. Termination. Notwithstanding any provision in this Agreement to the contrary, this Agreement shall become null and void and of no force and effect upon the termination of the Merger Agreement or at 5:00 pm, eastern standard time on May 30, 2009, if the Business Combination has not occurred by such time.

7. Counterparts; Facsimile. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. This Agreement or any counterpart may be executed via facsimile transmission, and any such executed facsimile copy shall be treated as an original.

8. Governing Law. This Agreement shall for all purposes be deemed to be made under and shall be construed in accordance with the laws of the State of New York. Each of the parties hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. Each of the parties hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

9. Remedies. Each of the parties hereto acknowledges and agrees that, in the event of any breach of any covenant or agreement contained in this Agreement by the other party, money damages may be inadequate with respect to any such breach and the non-breaching party may have no adequate remedy at law. It is accordingly agreed that each of the parties hereto shall be entitled, in addition to any other remedy to which they may be entitled at law or in equity, to seek injunctive relief and/or to compel specific performance to prevent breaches by the other party hereto of any covenant or agreement of such other party contained in this Agreement.

10. Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns. This Agreement shall not be assigned by either party without the prior written consent of the other party hereto.

11. Entire Agreement; Changes in Writing. This Agreement constitutes the entire agreement among the parties hereto and supersedes and cancels any prior agreements, representations, warranties, whether oral or written, among the parties hereto relating to the transaction contemplated hereby. Neither this Agreement nor any provision hereof may be changed or amended orally, but only by an agreement in writing signed by the other party hereto.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth on the first page of this Agreement.

SHERMEN WSC ACQUISITION CORP.

By:	/s/ Francis P. Jenkins, Jr.
Name:
Title:

Fir Tree SPAC Holdings II LLC

By:	/s/ Brian Meyer
Name:	Brian Meyer
Title:	Authorized Person

Address:	505 Fifth Ave, 23rd Floor
New York, NY 10017

Purchase Price Per Share: $6.00

Number of Shares to be Purchased: 1,516,500

Aggregate purchase price to be paid by Buyer: $9,099,000